                                                                    Exhibit 99.1

[IXIA LOGO]

FOR IMMEDIATE RELEASE

For more information, contact:

Tom Miller                                                   The Blueshirt Group
Chief Financial Officer                                Chris Danne, Rakesh Mehta
(818) 444-2325                                                    (415) 217-7722
tmiller@ixiacom.com                           chris or rakesh@blueshirtgroup.com

           IXIA ANNOUNCES RECORD REVENUES FOR THE YEAR AND THE QUARTER

    FOURTH QUARTER REVENUES INCREASE 53% YEAR-OVER-YEAR AND 17% SEQUENTIALLY

CALABASAS, CA-- February 3, 2005--Ixia (Nasdaq: XXIA) today reported financial results for the fourth quarter and year ended December 31, 2004.

Net revenues for the fourth quarter of 2004 were a record $35.2 million, which represents a year-over-year increase of 53% from the fourth quarter of last year and a sequential increase of 17% from the immediately preceding third quarter. Net income on a GAAP basis for the fourth quarter of 2004 was $7.6 million, or $0.11 per diluted share, a 227% increase when compared to net income of $2.3 million, or $0.04 per diluted share, for the fourth quarter of 2003.

Ixia's fourth quarter of 2004 GAAP results included $1.2 million of non-cash charges related to the amortization of acquired intangible assets and income tax benefits of $1.4 million related to the tax effects of the amortization of the acquired intangible assets noted above and tax benefits related to previously recognized stock-based compensation. Excluding the effects of these items, non-GAAP net income for the fourth quarter of 2004 was $7.4 million, or $0.11 per diluted share, compared to $3.8 million, or $0.06 per diluted share, for the same period last year after excluding the effects of similar items.

"Our record fourth quarter results reflect a strong performance across the full breadth of our product line," commented Errol Ginsberg, President and Chief Executive Officer of Ixia. "Sales of our 10 Gig and 1 Gig TXS cards both set records for the quarter. Software sales were also the highest in company history, due to record sales of IxVoice, IxANVL, IxChariot and protocol test software. Moving forward, we are continuing to expand our product offering in a number of fast growing areas including Security, Voice over IP and converged voice, video and data services to the home."

"Our strong results in the fourth quarter also reflect robust demand from a wide range of customers," Mr. Ginsberg added. "We continue to generate increasing revenues from our core network equipment manufacturer customer base, by expanding the value proposition and flexibility of our open, multi-purpose testing platform. At the same time, we are making progress in penetrating key enterprise and government accounts and are expanding our product offering for the carrier market, which accounted for 13% of revenue in the fourth quarter."

For the year ended December 31, 2004, revenues increased 40% to a record $117.0 million from $83.5 million in 2003. GAAP net income in 2004 increased to $18.9 million, or $0.29 per diluted share, which represents a 117% increase over net income of $8.7 million, or $0.14 per diluted share, in 2003.

During the fourth quarter ended December 31, 2004, Ixia increased cash, cash equivalents and investments by $19.1 million to approximately $147.2 million.

Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the "Investors" section of Ixia's Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the "Investors" section on the Ixia Web site for 90 days.

NON-GAAP INFORMATION

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

ABOUT IXIA

Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia's testing solutions are used by network equipment manufacturers, semiconductor manufacturers, service providers, and large enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia's IxVoice products address the growing need for IP telephony test solutions for developing VoIP networks. Ixia's Real World Traffic Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia's analysis solutions utilize a wide range of industry-standard interfaces, including Ethernet, SONET, and ATM, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry's constant evolution.

For more information, contact Ixia at 26601 West Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our
Web Site at http://www.ixiacom.com.

Ixia and the Ixia logo are registered trademarks of Ixia. IxVoice, IxANVL, IxChariot and Real World Traffic are trademarks of Ixia. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as "may," "will," "expect," "plan," "believe," "estimate," "predict" or the like. Such statements reflect the Company's current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among other things: consistency of orders from significant customers, our ability to effectively integrate our acquisitions, including G3 Nova, and market, develop and sell the acquired technology, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia's financial results in the future are discussed in Ixia's periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      IXIA

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                 DECEMBER 31,  DECEMBER 31,
                                                                                     2004         2003
                                                                                -------------  ------------
                                                                                 (unaudited)
Assets
Current assets:
     Cash and cash equivalents                                                  $      71,759  $    41,708
     Short-term investments in marketable securities                                   26,381       22,143
     Accounts receivable, net                                                          22,069       17,121
     Inventories                                                                        6,669        5,585
     Income taxes receivable                                                            1,696        2,011
     Prepaid expenses and other current assets                                          6,634        6,927
                                                                                -------------  -----------
         Total current assets                                                         135,208       95,495

Investments in marketable securities                                                   49,015       58,072
Property and equipment, net                                                            12,268        6,907
Goodwill                                                                               11,377        1,592
Other intangible assets, net                                                           23,031       19,960
Other assets                                                                            5,410        2,992
                                                                                -------------  -----------
         Total assets                                                           $     236,309  $   185,018
                                                                                =============  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                           $       1,556  $       806
     Accrued expenses                                                                  13,181        8,825
     Deferred revenues                                                                  7,032        5,436
     Income taxes payable                                                               4,203        2,897
                                                                                -------------  -----------
         Total current liabilities                                                     25,972       17,964

     Deferred income taxes                                                              3,411           --
                                                                                -------------  -----------
         Total liabilities                                                             29,383       17,964
                                                                                -------------  -----------
Shareholders' equity:
     Common stock, without par value; 200,000 shares authorized, 62,461 and
         59,642 shares issued and outstanding as of December 31, 2004 and
         December 31, 2003, respectively                                              100,144       84,048
     Additional paid-in capital                                                        53,247       48,769
     Deferred stock-based compensation                                                     --         (419)
     Retained earnings                                                                 53,535       34,656
                                                                                -------------  -----------
         Total shareholders' equity                                                   206,926      167,054
                                                                                -------------  -----------
         Total liabilities and shareholders' equity                             $     236,309  $   185,018
                                                                                =============  ===========

                                      IXIA

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                                                        DECEMBER 31,        DECEMBER 31,
                                                                  --------------------   --------------------
                                                                      2004       2003       2004      2003
                                                                  ---------  ---------   ---------  ---------
                                                                       (unaudited)       (unaudited)
Net revenues                                                      $  35,162  $  23,049   $ 116,978  $  83,533
Cost of revenues(1)                                                   6,072      4,526      20,716     15,761
Amortization of purchased technology                                    837        595       3,044      1,183
                                                                  ---------  ---------   ---------  ---------
         Gross profit                                                28,253     17,928      93,218     66,589
                                                                  ---------  ---------   ---------  ---------

Operating expenses:
     Research and development                                         6,963      5,373      24,689     20,664
     Sales and marketing                                              8,538      6,596      31,785     24,884
     General and administrative                                       4,081      2,316      12,441      8,899
     Amortization of intangible assets                                  371        300       1,532      1,070
     Stock-based compensation(2)                                         --        342         389      1,762
     Impairment of goodwill and other
         intangible assets                                               --        410          --        410
                                                                  ---------  ---------   ---------  ---------
              Total operating expenses                               19,953     15,337      70,836     57,689
                                                                  ---------  ---------   ---------  ---------

         Income from operations                                       8,300      2,591      22,382      8,900
Interest and other, net                                               1,030        733       2,960      3,062
                                                                  ---------  ---------   ---------  ---------
         Income before income taxes                                   9,330      3,324      25,342     11,962
Income tax expense                                                    1,758      1,011       6,463      3,258
                                                                  ---------  ---------   ---------  ---------
         Net income                                               $   7,572  $   2,313   $  18,879  $   8,704
                                                                  =========  =========   =========  =========

Earnings per share:
     Basic                                                        $    0.12  $    0.04   $    0.31  $    0.15
     Diluted                                                      $    0.11  $    0.04   $    0.29  $    0.14

Weighted average number of common and
     common equivalent shares outstanding:

     Basic                                                           61,692     59,472      60,687     58,344
     Diluted                                                         66,288     64,343      64,745     62,227

----------------------------
(1)Stock-based compensation included in:
    Cost of revenues                                              $      --  $      32   $      30  $     157
                                                                  =========  =========   =========  =========
(2)Stock-based compensation related to:
    Research and development                                      $      --  $     222   $     271  $   1,316
    Sales and marketing                                                  --         70          80        166
    General and administrative                                           --         50          38        280
                                                                  ---------  ---------   ---------  ---------
                                                                  $      --  $     342   $     389  $   1,762
                                                                  =========  =========   =========  =========

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                               THREE MONTHS ENDED DECEMBER 31, 2004
                                        ------------------------------------------------------
                                             GAAP           Adjustments            Non-GAAP
                                        ---------------   ---------------      ---------------
Net revenues                            $        35,162   $            --      $        35,162
Cost of revenues                                  6,072                --                6,072
Amortization of purchased technology                837              (837)(1)               --
                                        ---------------   ---------------      ---------------
      Gross profit                               28,253               837               29,090
                                        ---------------   ---------------      ---------------
                                                   80.4%                                  82.7%
Operating expenses:
   Research and development                       6,963                --                6,963
   Sales and marketing                            8,538                --                8,538
   General and administrative                     4,081                --                4,081
   Amortization of intangible assets                371              (371)(1)               --
                                        ---------------   ---------------      ---------------
        Total operating expenses                 19,953              (371)              19,582
                                        ---------------   ---------------      ---------------
                                                   56.7%                                  55.7%

      Income from operations                      8,300             1,208                9,508
Interest and other, net                           1,030                --                1,030
                                        ---------------   ---------------      ---------------
      Income before income taxes                  9,330             1,208               10,538
Income tax expense                                1,758             1,409 (2)            3,167
                                        ---------------   ---------------      ---------------
      Net income                        $         7,572   $          (201)     $         7,371
                                        ===============   ===============      ===============

Earnings per share:
   Basic                                $          0.12   $          0.00      $          0.12
   Diluted                              $          0.11   $          0.00      $          0.11

Weighted average number of common and
   common equivalent shares outstanding:
   Basic                                         61,692                --               61,692
   Diluted                                       66,288                --               66,288

(1) The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(2) The adjustment represents the income tax effects of footnote (1) and tax benefits related to previously recognized stock-based compensation.

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                                           THREE MONTHS ENDED DECEMBER 31, 2003
                                            -------------------------------------------------------
                                                 GAAP            Adjustments           Non-GAAP
                                            ---------------    ---------------      ---------------
Net revenues                                $        23,049    $            --      $        23,049
Cost of revenues                                      4,526                (32)(1)            4,494
Amortization of purchased technology                    595               (595)(2)               --
                                            ---------------    ---------------      ---------------
      Gross profit                                   17,928                627               18,555
                                            ---------------    ---------------      ---------------
                                                       77.8%                                   80.5%
Operating expenses:
   Research and development                           5,373                 --                5,373
   Sales and marketing                                6,596                 --                6,596
   General and administrative                         2,316                 --                2,316
   Amortization of intangible assets                    300               (300)(2)               --
   Stock-based compensation                             342               (342)(1)               --
   Impairment of goodwill and other
     intangible assets                                  410               (410)(3)               --
                                            ---------------    ---------------      ---------------
        Total operating expenses                     15,337             (1,052)              14,285
                                            ---------------    ---------------      ---------------
                                                       66.5%                                   62.0%

      Income from operations                          2,591              1,679                4,270
Interest and other, net                                 733                 --                  733
                                            ---------------    ---------------      ---------------
      Income before income taxes                      3,324              1,679                5,003
Income tax expense                                    1,011                150 (4)            1,161
                                            ---------------    ---------------      ---------------
      Net income                            $         2,313    $         1,529      $         3,842
                                            ===============    ===============      ===============

Earnings per share:
   Basic                                    $          0.04    $          0.02 (5)  $          0.06
   Diluted                                  $          0.04    $          0.02 (5)  $          0.06

Weighted average number of common and
   common equivalent shares outstanding:
   Basic                                             59,472                 --               59,472
   Diluted                                           64,343                 --               64,343

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of Caimis, Inc., the acquisition of the ANVL product line from Empirix, Inc. and the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation.

(3) The adjustment represents an impairment charge against intangible assets associated with the October 2001 acquisition of Caimis, Inc.

(4)   The adjustment represents the income tax effects of footnotes (1), (2) and
      (3).

(5) The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2), (3) and (4).

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                                       TWELVE MONTHS ENDED DECEMBER 31, 2004
                                            -------------------------------------------------------
                                                 GAAP            Adjustments           Non-GAAP
                                            ---------------    ---------------      ---------------
Net revenues                                $       116,978    $            --      $       116,978
Cost of revenues                                     20,716                (30)(1)           20,686
Amortization of purchased technology                  3,044             (3,044)(2)               --
                                            ---------------    ---------------      ---------------
      Gross profit                                   93,218              3,074               96,292
                                            ---------------    ---------------      ---------------
                                                       79.7%                                   82.3%
Operating expenses:
   Research and development                          24,689                 --               24,689
   Sales and marketing                               31,785                 --               31,785
   General and administrative                        12,441                 --               12,441
   Amortization of intangible assets                  1,532             (1,532)(2)               --
   Stock-based compensation                             389               (389)(1)               --
                                            ---------------    ---------------      ---------------

        Total operating expenses                     70,836             (1,921)              68,915
                                            ---------------    ---------------      ---------------
                                                       60.6%                                   58.9%

      Income from operations                         22,382              4,995               27,377
Interest and other, net                               2,960                 --                2,960
                                            ---------------    ---------------      ---------------
      Income before income taxes                     25,342              4,995               30,337
Income tax expense                                    6,463              3,066 (3)            9,529
                                            ---------------    ---------------      ---------------
      Net income                            $        18,879    $         1,929      $        20,808
                                            ===============    ===============      ===============

Earnings per share:
   Basic                                    $          0.31    $          0.03 (4)  $          0.34
   Diluted                                  $          0.29    $          0.03 (4)  $          0.32

Weighted average number of common and
   common equivalent shares outstanding:
   Basic                                             60,687                 --               60,687
   Diluted                                           64,745                 --               64,745

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of the ANVL product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3) The adjustment represents the income tax effects of footnotes (1) and (2), and tax benefits related to previously recognized stock-based compensation.

(4) The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).

                                      IXIA
                  IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)
                                   (unaudited)

                                                      TWELVE MONTHS ENDED DECEMBER 31, 2003
                                            -------------------------------------------------------
                                                 GAAP            Adjustments           Non-GAAP
                                            ---------------    ---------------      ---------------
Net revenues                                $        83,533    $            --      $        83,533
Cost of revenues                                     15,761               (157)(1)           15,604
Amortization of purchased technology                  1,183             (1,183)(2)               --
                                            ---------------    ---------------      ---------------
      Gross profit                                   66,589              1,340               67,929
                                            ---------------    ---------------      ---------------
                                                       79.7%                                   81.3%
Operating expenses:
   Research and development                          20,664                 --               20,664
   Sales and marketing                               24,884                 --               24,884
   General and administrative                         8,899                 --                8,899
   Amortization of intangible assets                  1,070             (1,070)(2)               --
   Stock-based compensation                           1,762             (1,762)(1)               --
   Impairment of goodwill and other
     intangible assets                                  410               (410)(3)               --
                                            ---------------    ---------------      ---------------
      Total operating expenses                       57,689             (3,242)              54,447
                                            ---------------    ---------------      ---------------
                                                       69.1%                                   65.2%

      Income from operations                          8,900              4,582               13,482
Interest and other, net                               3,062                 --                3,062
                                            ---------------    ---------------      ---------------
      Income before income taxes                     11,962              4,582               16,544
Income tax expense                                    3,258              1,190 (4)            4,448
                                            ---------------    ---------------      ---------------
      Net income                            $         8,704    $         3,392      $        12,096
                                            ===============    ===============      ===============

Earnings per share:
   Basic                                    $          0.15    $          0.06 (5)  $          0.21
   Diluted                                  $          0.14    $          0.06 (5)  $          0.19

Weighted average number of common and
   common equivalent shares outstanding:
   Basic                                             58,344                 --               58,344
   Diluted                                           62,227                 --               62,227

(1) The adjustment represents the amortization of certain stock-based compensation related to stock options, warrants and restricted stock granted prior to our IPO in October 2000.

(2) The adjustment represents the amortization of intangible assets related to the acquisition of Caimis, Inc., the acquisition of the ANVL product line from Empirix, Inc. and the acquisition of certain rights associated with the Chariot product line from NetIQ Corporation.

(3) The adjustment represents an impairment charge against intangible assets associated with the October 2001 acquisition of Caimis, Inc.

(4)   The adjustment represents the income tax effect of footnotes (1), (2) and
      (3).

(5) The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2), (3) and (4).